                                                                    EXHIBIT 2.5B


                         [BAKER & MCKENZIE LETTERHEAD]



                                SHAREHOLDERS DEED

                                     between

                       ASIA ONLINE - AUSTRALIA PTY LIMITED

                                (ACN 089 444 691)

                                       and

                                ASIA ONLINE, LTD.

                                       and

                        THE PARTIES LISTED IN SCHEDULE 1


                                       and

                       FLEX INFORMATION TECHNOLOGY PTY LTD

                                (ACN 089 587 753)

                         [BAKER & MCKENZIE LETTERHEAD]


                                    CONTENTS


CLAUSE
NUMBER                   HEADING                                                                           PAGE
1.                       DEFINITIONS AND INTERPRETATION                                                       1
1.1                      Definitions                                                                          1
1.2                      Interpretation                                                                       4

2.                       COMMENCEMENT OF OBLIGATIONS ON CLOSING                                               5

3.                       THE BUSINESS                                                                         5

4.                       MANAGEMENT OF THE COMPANY                                                            5
4.1                      Appointment of directors                                                             5
4.2                      Manner of appointment                                                                6
4.3                      Resignation on disposal                                                              6
4.4                      Liability for removal                                                                6
4.5                      Meetings of the Board                                                                6
4.6                      Shareholders Meetings                                                                7
4.7                      Chairman                                                                             7

5.                       MATTERS REQUIRING UNANIMOUS CONSENT                                                  7
5.1                      Unanimous consent                                                                    7

6.                       TRANSFER OF SHARES                                                                   8
6.1                      No dealing in Shares                                                                 8
6.2                      Transfer to Related Body Corporate                                                   8
6.3                      Transfer Notice procedure                                                            8
6.4                      Allocation of Relevant Shares                                                        9
6.5                      Shares not purchased by Members                                                     10
6.6                      Registration of Transfers                                                           10
6.7                      Obligations of Transferor to Transfer                                               10
6.8                      No Limitation                                                                       11

7.                       WARRANTIES                                                                          11
7.1                      Warranties by the Members                                                           11
7.2                      Warranty by the "B" Shareholders                                                    11

                         [BAKER & MCKENZIE LETTERHEAD]


8.                       OPTIONS                                                                             11
8.1                      Put and Call Options                                                                11
8.2                      Terms of exercise of put option                                                     12
8.3                      Terms of exercise of call option                                                    12
8.4                      Completion of Exercise of Option                                                    13
8.5                      US Securities Laws Representations and Undertakings                                 13
8.6                      Restricted Securities                                                               14
8.7                      Legends                                                                             15
8.8                      Lock Up                                                                             15
8.9                      Definitions                                                                         16
8.10                     Cash Election                                                                       16

9.                       PROMISE TO PAY                                                                      16
9.1                      Asia Online to Pay                                                                  16
9.2                      Limit on Payments                                                                   17

10.                      MUTUAL CO-OPERATION                                                                 17
10.1                     Primary obligation                                                                  17
10.2                     Obligations of members                                                              17

11.                      NO PARTNERSHIP AND CONFLICT                                                         17
11.1                     No partnership                                                                      17
11.2                     Conflict with Constitution                                                          17

12.                      NOTICES                                                                             18

13.                      GENERAL PROVISIONS                                                                  20
13.1                     Invalid or unenforceable                                                            20
13.2                     Waiver and exercise of rights                                                       20
13.3                     Amendment                                                                           20
13.4                     Counterparts                                                                        20
13.5                     Further assurances                                                                  20
13.6                     Costs                                                                               20
13.7                     Assignment                                                                          20
13.8                     Non-merger                                                                          21
13.9                     Entire Deed                                                                         21
13.10                    Rights cumulative                                                                   21
13.11                    Consents and Approvals                                                              21
13.12                    Jurisdiction and Governing Law                                                      21
13.13                    Dispute Resolution                                                                  21
13.14                    Confidentiality                                                                     22
13.15                    Exclusions                                                                          22
13.16                    Restrictions on Announcements                                                       23

                         SCHEDULE 1
                         "B" Shareholders

                         SCHEDULE 2
                         Deed of Adherence                                                                   *

                         SCHEDULE 3
                         Exercise Price                                                                      *

                         SCHEDULE 4
                         Business Plan                                                                       *

* Schedule omitted - will be provided supplementally to the Commission upon request.

                                SHAREHOLDERS DEED


THIS DEED is made on the             1999

BETWEEN

Asia Online - Australia Pty Limited ACN 089 444 691 of Level 26, 50 Bridge Street, Sydney, New South Wales] ("Asia Online - Australia");

Asia Online, Ltd. a company incorporated in Delaware, of 23rd Floor, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong ("Asia Online");

The Parties Listed in Schedule 1 (the ""B" Shareholders");

AND

Flex Information Technology Pty Ltd (ACN 089 587 753) of 97 Wattle Street, Punchbowl, New South Wales ("the Company").


RECITALS

A. By a Share Purchase and Subscription Agreement dated on or about the date of this Deed Asia Online - Australia has agreed to purchase and subscribe for a total 51% shareholding in the Company.

B. The Members have entered into this Deed to set out the terms and conditions on which the business of the Company will be managed and operated and how each of their rights as members of the Company will be governed.

OPERATIVE PROVISIONS

================================================================================
1.       DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------

1.1      DEFINITIONS

In this Deed, all terms defined in the Subscription Agreement shall have the same meaning herein unless otherwise specified. Unless the context otherwise requires, in this Deed:

""A" DIRECTOR" means a Director appointed from time to time by Asia Online - Australia under clause 4.1;

""B" DIRECTOR" means a Director appointed from time to time by the "B" Shareholders under clause 4.1


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""B" SHAREHOLDER" means a Member who holds "B" class shares in the Company;

"BOARD" means the Company's board of directors from time to time;

"BUSINESS" means those activities carried on by the Company from time to time;

"BUSINESS DAY" means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney;

"BUSINESS PLAN" means the business plan as approved by the Board from time to time (the first such plan being attached as Schedule 4);

"CASH ELECTION" means a unanimous election by the "B" Shareholders under clause
8.10 that the Exercise Price be paid in cash;

"CHAIRMAN" means the chairman of the Board from time to time;

"CONSTITUTION" means the constitution of the Company;

"CONTROL" has the same meaning as in s243E of the Corporations Law;

"DEED OF ADHERENCE" means a deed substantially in the form set out in Schedule 2 or any other form approved in advance by all of the Members under which a transferee or allottee of Shares agrees to be bound by all the terms of this Deed as if it had been one of the Members;

"DIRECTOR" means any director from time to time of the Company (or a duly appointed alternate);

DISPUTE means a dispute arising out of or about this Agreement (including but not limited to any dispute as to breach or termination of this Agreement or any claim in tort, in equity or under any statute);

"EXERCISE PERIOD" means a period of 10 Business days from the date a recipient receives a notification by Asia Online - Australia of the occurrence of a Trigger Event;

"EXERCISE PRICE" means:

(a) if the "B" Shareholders make a Cash Election under clause 8.10, an amount equivalent to the actual price at which the Asia Online Stock as defined in clause 8.9 is to be issued in the initial public offering of Asia Online on a US Stock Exchange multiplied by the total number of Asia Online Class C Non-Voting Common Shares set out in Schedule 3; or

(b) in all other cases, the issue of that number of Asia Online Class C Non-Voting Common Shares set out in Schedule 3 and offered by Asia Online for subscription by the "B" Shareholders;

"MEMBER" means a registered holder from time to time of one or more Shares;

"OFFERING MEMBER" means a Member who has served a Purchase Notice pursuant to clause 6.3(d)

"OPTION NOTICE" means written notice served by Asia Online - Australia or the "B" Shareholders notifying the other of its wish to exercise the relevant "put" and "call" options under clause 8;

"PROPORTIONATE SHARE" in relation to a Member means the proportion that the number of Shares from time to time held or beneficially owned by that Member bears to the total number of Shares on issue from time to time;

"PROSPECTIVE PURCHASER" means a third party who has made a bona fide offer to purchase some or all of the Shares of a Member under clause 6.3(a);

"PURCHASE NOTICE" means a written notice of acceptance served under clause
6.3(d);

"RELATED BODY CORPORATE" has the same meaning as in section 50 of the Corporations Law;

"RELEVANT SHARES" means the number and class of Shares and any interest in them which a Transferor may wish to transfer or dispose of;

"SECURITY INTEREST" means an interest in or over an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, or arrangement for the retention of title;

"SHARE" means a share (of whatever class or denomination) in the capital of the Company from time to time;

"SUBSCRIPTION AGREEMENT" means the Share Purchase and Subscription Agreement dated on or about the date of this Deed between, among others, Asia Online - Australia, the "B" Shareholders and the Company;

"THIRD PARTY INTEREST" means any Security Interest, lease, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party;

"TRANSFER NOTICE" means a notice in writing under clause 6.3 that a Transferor desires to sell, transfer or dispose of any Share or Shares;

"TRANSFEROR" means a Member proposing to sell, transfer or dispose of any Share or Shares under clause 6.3;

"TRIGGER EVENT" means the earlier to occur of:

(a) the date which is not later than 60 days before the likely day on which Asia Online registers its initial public offering document with the United States Securities and Exchange Commission;

(b) a change of Control of Asia Online or Asia Online - Australia or any sale of substantially all of the assets and undertaking of Asia Online (other than by way of any group reorganisation or reconstruction undertaken by Asia Online - Australia); or

(c) any group reorganisation or reconstruction of the Company or any material part of its assets; and

"WARRANTIES" means the representations, warranties and covenants made by the Members under clause 7 and "WARRANTY" means any one of them.

1.2      INTERPRETATION

In this Deed, unless the context otherwise requires:

(a)      a reference:

         (i)      to the singular includes the plural and vice versa;

         (ii)     to a gender includes all genders;

         (iii) to a document (including this Deed) is a reference to that document (including any Schedules and Annexures,) as amended, consolidated, supplemented, novated or replaced;

         (iv) to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

         (v) to parties means the parties to this Deed and to a party means a party to this Deed;

         (vi) to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

         (vii)    to a person (including any party) includes:

                  (A) a reference to an individual, company, body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires; and

                  (B) the person's successors, permitted assigns, executors and administrators;

         (viii)   to a law:

                  (A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

                  (B) is a reference to that law as amended, consolidated, supplemented or replaced; and

                  (C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

         (ix) to proceedings includes litigation, arbitration, and investigation;

         (x) to a judgement includes an order, injunction, decree, determination or award of any court or tribunal; and

         (xi)     to time is a reference to Sydney time;

(b) headings are for convenience only and are ignored in interpreting this Deed;

(c) if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(d) if a payment or other act must (but for this clause) be made or done on a day which is not a Business day, then it must be made or done on the next Business day;

(e) the words "including" or "includes" mean "including but not limited to" or "including without limitation;

(f) this Deed must not be construed adversely to a party solely because that party was responsible for preparing it; and

(g) where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

================================================================================
2.       COMMENCEMENT OF OBLIGATIONS ON CLOSING
--------------------------------------------------------------------------------

Unless expressly stated otherwise in this Deed, the rights and obligations created by this Deed commence, and are enforceable from the Closing Date.

================================================================================
3.       THE BUSINESS
--------------------------------------------------------------------------------

The primary object of the Company is to conduct the Business in accordance with the Business Plan as amended from time to time.

================================================================================
4.       MANAGEMENT OF THE COMPANY
--------------------------------------------------------------------------------

4.1      APPOINTMENT OF DIRECTORS

(a) For so long as it holds 51% of the Shares, Asia Online _ Australia is entitled to appoint, substitute and remove a total of three "A" Directors.

(b) For so long as they hold 49% of the Shares, the "B" Shareholders are collectively entitled to appoint, substitute and remove a total of two "B" Directors.

(c) For the avoidance of doubt, the "A" Shareholders are only entitled to appoint, substitute and remove "A" Directors and the "B" Shareholders are only entitled to appoint, substitute and remove "B" Directors.

4.2      MANNER OF APPOINTMENT

Each appointment, substitution and removal of a Director will be carried out by:

(a) the relevant Member(s) depositing a written notice at the Company's registered office; and

(b)      sending a copy of the notice to the other Members.

4.3      RESIGNATION ON DISPOSAL

If Asia Online - Australia disposes of all its Shares or the "B" Shareholders dispose of all of their Shares, that Member or those Members must cause the resignation of the relevant Director(s) appointed by it or them.

4.4      LIABILITY FOR REMOVAL

Any Member substituting or removing a Director using its rights under this clause 4 is responsible for and holds harmless the other Members and the Company from and against:

(a) any claim for unfair or wrongful dismissal arising out of the substitution or removal; and

(b) any reasonable costs and expenses incurred in defending any proceedings, including, but without limiting this, legal costs on a solicitor and own client basis.

4.5      MEETINGS OF THE BOARD

(a) Subject to (b) below, at each meeting of the Board and for each resolution proposed to the Board the Directors present at the meeting will have one vote each.

(b) If less than the full number of "A" Directors or "B" Directors are appointed to the Board or attend or are able to vote at any Board meeting, the "A" Director(s) or "B" Director that attend or are so appointed are entitled to exercise between them the number of votes that equal the maximum number of "A" Directors entitled to be appointed under clause 4.1(a) (in the case of any votes exercised by the Asia Online - Australia Directors) and the maximum number of "B" Directors entitled to be appointed under clause 4.1(b) (in the case of any votes exercised by the "B" Directors).

(c) Subject to clause 5.1 all resolutions of the Board must be passed by simple majority.

(d) The quorum for a Board meeting is at least one "A" Director and one "B" Director.

4.6      SHAREHOLDERS MEETINGS

(a) Subject to clause 4.6(b), the quorum for a general meeting is at least two Members, one of which must be Asia Online - Australia.

(b) If a quorum is not present within 20 minutes after the time appointed for the meeting, any meeting convened on a requisition of Members will be dissolved but any other meeting will be adjourned to the same day in the next week at the same time and place or to such other day, time and place that the Directors may appoint by notice to the Members. If at the adjourned meeting a quorum is not present within 20 minutes after the time appointed for the meeting, the meeting will be further adjourned until such day, time and place that the Directors may appoint by notice to the Members. If at the second adjourned meeting a quorum is not present, the Members present will be a quorum.

(c) At each meeting of the Members and for each resolution proposed to the Members, each Member has one vote for each Share it holds.

4.7      CHAIRMAN

(a) Asia Online - Australia has the right to nominate one of the "A" Directors to be Chairman. If the Chairman ceases to be a Director, Asia Online - Australia will be entitled to nominate a replacement Chairman.

================================================================================
5.       MATTERS REQUIRING UNANIMOUS CONSENT
--------------------------------------------------------------------------------

5.1      UNANIMOUS CONSENT

The Members agree that despite anything to the contrary in this Deed, or in the Constitution, the unanimous consent of the Members is required to:

(a) create or, where appropriate, issue any Security Interest over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company;

(b) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the undertaking, business, property or assets (tangible or intangible) of the Company (whether by a single transaction or a series of transactions) or contract to do so (other than as a result of any group reorganisation or reconstruction of the Company or any material part of its assets);

(c) acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which represents more than 20% of the Company's assets at the relevant time (other than as a result of any group reorganisation or reconstruction of the Company or any material part of its assets);

(d) enter into any joint venture, partnership or profit sharing agreement with any third party; and

(e)      issue further shares.

In clauses 5.1(b) and 5.1(c) "material part" means any part or parts of the undertaking, business, property or assets having a value of at least 20% of the Company's assets at the relevant time.

================================================================================
6.       TRANSFER OF SHARES
--------------------------------------------------------------------------------

6.1      NO DEALING IN SHARES

(a) A Member may not sell, transfer or dispose of any Shares or any interest in any Shares or charge or otherwise encumber or create any Third Party Interest in any Shares without the prior consent of the other Members, except as provided in this Deed.

(b) If any Member purports or attempts to transfer, dispose of or create a Third Party Interest over their Shares or any interest in their Shares, except as provided in this Deed, that Member will be deemed to have served a Transfer Notice in accordance with clause 6.3 for those Shares.

6.2      TRANSFER TO RELATED BODY CORPORATE

A transfer of Shares to a transferee who is and remains a Related Body Corporate of the transferor Member is permitted if:

(a)      the transferor Member has given prior written notice to the other
         Members; and

(b) the transferee executes a Deed of Adherence at the same time as the transfer.

6.3      TRANSFER NOTICE PROCEDURE

(a) A Transferor wishing to sell, assign or dispose of an interest in its Shares (other than to a Related Body Corporate under clause 6.2) must deliver a Transfer Notice to the other Members specifying:

         (i) the Relevant Shares(which must be all of the Shares then held by the Transferor);

         (ii)     the identity of the Prospective Purchaser (if any);

         (iii) the price at which the Transferor wishes to sell the Relevant Shares.

         (iv) any other material terms or circumstances known to the Transferor which affect or may affect the offer.

(b) A Transfer Notice once given or deemed to have been given is not revocable except with the consent of all of the Directors in writing;

(c) Receipt of the Transfer Notice constitutes an offer by the Transferor to the other Members to sell the Relevant Shares to the other Members on terms contained in the Transfer Notice.

(d) Each Member (other than the Transferor) may exercise its option to buy the Relevant Shares by serving a Purchase Notice on the Transferor of the number of Relevant Shares it wants to buy within 15 Business days of the date of service of the Transfer Notice.

(e)      If a Member serves a Purchase Notice under clause 6.3(d):

         (i) the Transferor must sell to that Member the number of Relevant Shares allocated to that Member under clause 6.4; and

         (ii) the relevant Member must buy them on the terms set out in the Transfer Notice.

6.4      ALLOCATION OF RELEVANT SHARES

(a) The Transferor must sell to each Offering Member the number of Relevant Shares that Offering Member has offered to buy if the Transferor receives offers for equal to or less than the number of Relevant Shares.

(b) The Relevant Shares must be allocated to the Offering Members in the proportion that their Proportionate Shares bear to each other if there are not enough Relevant Shares to satisfy the offers of all Offering Members.

(c) An Offering Member is not bound to buy or entitled to buy more than the number of Relevant Shares which that Offering Member has offered to buy, even if paragraph (b) would result in a higher number of Relevant Shares being allocated to that Offering Member.

(d) Any Relevant Shares which remain unallocated because of paragraph (c) must be re-allocated amongst those remaining Offering Members who offered to buy more than the number of Relevant Shares already allocated to them under paragraph (b). This process may be repeated if necessary until all of the Relevant Shares have been allocated.

(e) The Company may round a fraction up or down as it thinks fit, if this clause would otherwise result in a fraction of a Share.

(f) The Company must notify the Transferor and each Offering Member of the number of Relevant Shares to which each Offering Member is entitled.

(g) Within 30 Business days of the date of service of the Transfer Notice and subject to the Offering Member paying the Transferor the required sale consideration, the

         Transferor must give each Offering Member a transfer of the relevant number of Relevant Shares signed by the Transferor.

(h) The Transferor must give the Company the share certificates for the Relevant Shares at the same time as it gives the Offering Member a transfer under paragraph (g).

6.5      SHARES NOT PURCHASED BY MEMBERS

(a) If offers are not received from the Members to purchase all the Relevant Shares, or a Member defaults in paying for the Relevant Shares in accordance with clause 6.4(g), then the Transferor may sell the Relevant Shares to the Prospective Purchaser within 60 Business days but not before 40 Business days after the date of service of the Transfer Notice.

(b) The Transferor must not sell the Relevant Shares for a lower price than that specified in the Transfer Notice or otherwise on more beneficial terms.

6.6      REGISTRATION OF TRANSFERS

(a) The Members will ensure that the Directors register any transfer of Shares which complies with clause 6 or clause 8.

(b) The Directors must refuse to register the transfer of any Share, unless the provisions of this clause 6 or clause 8 have been duly complied with and the proposed transferee has executed a Deed of Adherence.

6.7      OBLIGATIONS OF TRANSFEROR TO TRANSFER

(a) Upon the Transferor becoming bound to transfer any Shares under this Deed the Transferor must deliver to the transferee executed transfers for those Shares in favour of the transferee together with the relevant share certificate(s) against payment by the transferee of the price due for them.

(b) If the Transferor defaults in transferring the Shares, any Director is irrevocably and unconditionally appointed as the attorney of the Transferor to complete and execute the necessary instrument of transfer of those Shares together with a standard form indemnity for non-production of share certificates for those Shares and may deliver them on behalf of the Transferor and the Company will receive the purchase money for the Shares on trust for the Transferor and will (subject to the instrument being duly stamped) cause the transferee to be registered as the holder of the Shares.

(c) The Company is not bound to earn or pay interest on any money held and will not pay any money to the Transferor until the Transferor has delivered the Transferor's share certificates (or an appropriate indemnity for any lost certificates) to the Company.

6.8      NO LIMITATION

Nothing in this clause limits or restricts the rights of the "B" Shareholders or Asia Online - Australia under clause 8.

================================================================================
7.       WARRANTIES
--------------------------------------------------------------------------------

7.1      WARRANTIES BY THE MEMBERS

Each Member warrants to the other Members that:

(a) the execution of this Deed by it has been properly authorised by all necessary corporate or other action by it;

(b) it has full corporate authority or statutory power, as the case may be, and lawful authority, to execute and deliver this Deed and to perform or cause to be performed its obligations under this Deed;

(c)      this Deed constitutes a full and binding legal obligation upon it;

(d) this Deed does not conflict with or result in the breach of or default under the provision of its constitution or other constituent documents or any material term or provision of any agreement or deed or any writ order or injunction, rule, judgment, law, or regulation to which it is a party or is subject or by which it is bound;

7.2      WARRANTY BY THE "B" SHAREHOLDERS

Each of the "B" Shareholders warrants that on exercise and completion of the put or call options in clause 8 it will be the legal and beneficial owner of the Shares to be transferred to Asia Online - Australia free of all Third Party Interests.

================================================================================
8.       OPTIONS
--------------------------------------------------------------------------------

8.1      PUT AND CALL OPTIONS

If a Trigger Event occurs:

(a) the "B" Shareholders may require Asia Online - Australia to purchase all, but not less than all, of their Shares at any time during the Exercise Period on the terms contained in clause 8.2; and

(b) other than where there is any group reorganisation or reconstruction of the Company or any material part of its assets, Asia Online - Australia may purchase all of the "B" Shareholders' Shares at any time during the Exercise Period on the terms contained in clause 8.3.

Asia Online - Australia will notify the "B" Shareholders within two business days of a Trigger Event occurring. For the avoidance of doubt, a Trigger Event which is based on the event referred to in paragraph (a) of the definition of "Trigger Event", shall be deemed to have occurred on provision by Asia Online - Australia, in good faith, of the requisite notice under this clause notwithstanding that registration of Asia Online's initial public offering document with the United States Securities Exchange Commission actually occurs within 60 days of the notice being given.

8.2      TERMS OF EXERCISE OF PUT OPTION

(a) Upon expiry of the Exercise Period the put option in favour of the "B" Shareholders (or their permitted assigns) lapses if not previously exercised.

(b) The put option provided in clause 8.1(a) in favour of the "B" Shareholders (or their permitted assigns) must be exercised by the "B" Shareholders (or their permitted assigns) serving on Asia Online - Australia an Option Notice.

(c) The Option Notice must require the purchase of all of the Shares then held by the "B" Shareholders (or their permitted assigns).

(d) Upon service of an Option Notice, Asia Online - Australia becomes bound to buy the Shares specified in the Option Notice at the Exercise Price within 10 Business days , subject to any consent or approval (the "Approval") required from the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975. Subject to receipt of the Approval, Asia Online will either offer that number of Asia Online Class C Non-Voting Common Shares set out opposite each "B" Shareholder's name in Schedule 3 or, if a Cash Election has been made in accordance with clause 8.10, pay the Exercise Price to the "B" Shareholders in the proportions set out against their names in
         Schedule 1.

8.3      TERMS OF EXERCISE OF CALL OPTION

(a) Upon expiry of the Exercise Period the call option in favour of Asia Online - Australia lapses if not previously exercised;

(b) The call option provided in clause 8.1(b) in favour of Asia Online - Australia must be exercised by Asia Online - Australia serving on the "B" Shareholders an Option Notice.

(c) The Option Notice will specify that it is in respect of all Shares held by the "B" Shareholders (or their permitted assigns).

(d) Upon service of an Option Notice, the "B" Shareholders become bound to sell their entire shareholding in the Company specified in the Option Notice at the Exercise Price within 10 Business days subject to any consent or approval (the "Approval") required from the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975. Subject to receipt of the Approval, Asia Online will either offer to the "B" Shareholders that number of Asia Online Class C Non-Voting Common Shares set out opposite each "B" Shareholders name in

         Schedule 3, or if a Cash Election has been made in accordance with clause 8.10, pay the Exercise Price to the "B" Shareholders in the proportions set out against their names in Schedule 1.

8.4      COMPLETION OF EXERCISE OF OPTION

(a) If the exercise of the put and call option becomes binding pursuant to clause 8.2(d) or 8.3(d), then within 10 Business days of service of the relevant Option Notice and subject to any consent required from the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975:

         (i)      the "B" Shareholders must deliver to Asia Online - Australia:

                  (A) transfers of all their Shares duly executed by the registered holders in favour of Asia Online - Australia together with the relevant share certificates for those Shares; and

                  (B)      executed resignations of the "B" Shareholders'
                           Directors;

         (ii)     Asia Online must either:

                  (A) deliver to each of the "B" Shareholders that number of Asia Online Class C Non-Voting Common Shares set out opposite each "B" Shareholder's name in Schedule 3; or:

                  (B) if a Cash Election has been made in accordance with clause 8.10, pay the equivalent to each "B" Shareholder of the actual price at which the Asia Online Stock is to be issued in the initial public offering of Asia Online on a US Stock Exchange multiplied by that number of Asia Online Class C Non-Voting Common Shares set out opposite each "B" Shareholder's name in Schedule 3.

8.5      US SECURITIES LAWS REPRESENTATIONS AND UNDERTAKINGS

Each Regulation S Vendor represents, warrants and undertakes to each other party as follows:

(a) This Deed is entered into by each other party in reliance upon Regulation S Vendor's representations, warranties and undertakings in this clause.

(b) The Asia Online Stock to be acquired under this Deed by each Regulation S Vendor will be acquired for investment for such Regulation S Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident (except in compliance with United States securities laws), and that such Regulation S Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same (except in compliance with United States securities laws). By executing this Deed, each Regulation S Vendor further represents, warrants and undertakes that such Regulation S Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Regulation S Securities.

(c) Each Regulation S Vendor understands and acknowledges that the Asia Online Stock is not registered under the Securities Act on the ground that the sale provided for in this Deed and the issuance of Securities hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that Asia Online's reliance on such exemption is predicated on the Regulation S Vendors' representations set forth in this Deed.

(d) Each Regulation S Vendor has received all the information such Regulation S Vendor considers necessary or appropriate for deciding whether to purchase the Asia Online Stock.

(e) Each Regulation S Vendor has had an opportunity to ask questions and receive answers from Asia Online regarding the terms and conditions of the offering of the Asia Online Stock and the business, properties, prospects, and financial condition of Asia Online and to obtain such additional information (to the extent Asia Online possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Regulation S Vendor or to which such Regulation S Vendor had access.

(f) Each Regulation S Vendor is either experienced in evaluating and investing in securities of companies in the early stages of product production or has access to appropriate advisers or representation that can assist in evaluating companies in the early stages of product production and acknowledges that such Regulation S Vendor is able to fend for himself, herself or itself, can bear the economic risk of such Regulation S Vendor's investment, and has such knowledge and experience in financial and business matters that such Regulation S Vendor is capable of evaluating the merits and risks of the investment in the Asia Online Stock. If other than an individual, the Regulation S Vendor also represents, warrants and undertakes that such Vendor has not been organized for the purpose of acquiring the Asia Online Stock.

(g) Each Regulation S Vendor is a Qualified Regulation S Vendor. The term "Qualified Regulation S Vendor" in this Deed means a person or entity who is not a U.S. person, as such term is defined in Rule 902 promulgated under the Securities Act.

8.6      RESTRICTED SECURITIES

Each Regulation S Vendor understands that the Asia Online Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Asia Online Stock or an available exemption from registration under the Securities Act, the Asia Online Stock must be held indefinitely. In particular, each Regulation S Vendor is aware that the Asia Online Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Asia Online.

Such information is not now available and Asia Online has no current plans to make such information available.

8.7      LEGENDS

To the extent applicable, each certificate or other document evidencing any of the Asia Online Stock shall be endorsed with the legends set forth below:

(a)      The following legend under the Securities Act:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) As to Regulation S Securities, the following legend under the Securities Act:

                  "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT."

8.8      LOCK UP

Each Regulation S Vendor hereby undertakes that such Regulation S Vendor shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise reduce its risk of ownership or investment in, any common stock (or other securities) of Asia Online held by such Regulation S Vendor (other than those included in the registration) for a period (if any) specified by the representative of the underwriters of common stock (or other securities) of Asia Online with respect to each such transaction not to exceed one hundred eighty (180) days following the effective date of a registration statement of Asia Online filed under the Securities Act. Asia Online may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Regulation S Vendor agrees to execute and deliver such other agreements as may be reasonably requested by Asia Online or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by Asia Online or the representative of the underwriters of common stock (or other securities) of Asia Online, each Vendor shall provide, within ten (10) days of such request, such information as may be required by Asia Online or such representative in connection with the completion of any public offering of Asia Online's securities pursuant to a registration statement filed under the Securities Act.

8.9      DEFINITIONS

In this clause:

"ASIA ONLINE STOCK" means the Asia Online class C non-voting common stock to be acquired under this Deed by each Regulation S Vendor;

"REGULATION S" means Regulation S promulgated by the SEC under the Securities
Act;

"REGULATION S SECURITIES" or the "SECURITIES" means collectively the Asia Online Stock to be acquired under this Deed by each "B" Shareholder;

"REGULATION S VENDOR" means a "B" Shareholder;

"SEC" means the United States Securities and Exchange Commission;

"SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

"US PERSON" has the meaning given to that expression in Rule 902 of Regulation
S.

8.10     CASH ELECTION

If the Trigger Event under which an Option Notice is served is based on the event referred to in paragraph (a) of the definition of "Trigger Event" in this Deed then, during the 9 Business days following receipt of the notification under clause 8.1 (the "Election Period"), the "B" Shareholders may unanimously elect that the Exercise Price be paid in cash rather than by the issue of Asia Online Class C Non-Voting Common Shares by serving on Asia Online-Australia a written notice signed by all the "B" Shareholders stating that they unanimously elect that the Exercise Price be paid in cash. If the "B" Shareholders fail to make a unanimous election during the Election Period, they shall be deemed to have elected to receive the Exercise Price by way of Asia Online Class C Non-Voting Common Shares.

================================================================================
9.       PROMISE TO PAY
--------------------------------------------------------------------------------

9.1      ASIA ONLINE TO PAY

In consideration of Asia Online - Australia's subscription for shares in the Company under the Subscription Agreement, Asia Online shall make payments totalling $2,190,857 to the

Company on a monthly basis in accordance with the expenditure requirements detailed in the Business Plan included in Schedule 4 of this Deed. The Members acknowledge that the Board will in good faith review such expenditure requirements on a regular basis to ensure that the Business has the appropriate level of working capital to function efficiently and profitably and the level of monthly payments may be altered to achieve this. Interest shall be charged on the outstanding balance owed from time to time under this clause at the rate of 5% per centum per annum.

9.2      LIMIT ON PAYMENTS

Asia Online shall not be obliged to pay more than $2,190,857 (together with interest) to the Company under clause 9.1.

================================================================================
10.      MUTUAL CO-OPERATION
--------------------------------------------------------------------------------

10.1     PRIMARY OBLIGATION

Each of the Members agrees that it will use all reasonable endeavours to promote the business and profitability of the Company.

10.2     OBLIGATIONS OF MEMBERS

Each of the Members agrees with the other that this Deed is entered into between them and will be performed by each of them in a spirit of good faith, mutual cooperation, trust and confidence and that it will use all means reasonably available to it (including its voting power whether direct or indirect, about the Company) to give effect to the objectives of this Deed and to ensure that the Company complies with its obligations.

================================================================================
11.      NO PARTNERSHIP AND CONFLICT
--------------------------------------------------------------------------------

11.1     NO PARTNERSHIP

(a) The parties' rights and obligations are not joint, or joint and several, or collective. Each party is only responsible for its own obligations as set out in this Deed.

(b) The parties do not intend to create, and this Deed does not constitute, a partnership, agency, trust or other arrangement.

(c) Unless otherwise expressly stated in this Deed, neither party has the authority to act for, or incur any obligation on behalf of, the other party.

11.2     CONFLICT WITH CONSTITUTION

To the extent that the Constitution conflicts with the provisions of this Deed, the parties will exercise their respective voting rights as members of the Company and take all such further steps as may be necessary to ensure that the provisions of this Deed prevail.

================================================================================
12.      NOTICES
--------------------------------------------------------------------------------

(a)      All notices must be:

         (i)      in legible writing and in English;

         (ii) addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as a party may notify to the other:

                  to Asia Online-Australia:

                  Address:              23rd Floor, Citicorp Centre
                                        18 Whitfield Road
                                        Causeway Bay
                                        Hong Kong

                  Attention:            Ed Roberto
                  Facsimile no:         (852) 2882-4468

                  to Asia Online:

                  Address:              23rd Floor, Citicorp Centre
                                        18 Whitfield Road
                                        Causeway Bay
                                        Hong Kong

                  Attention:            Ed Roberto
                  Facsimile no:         (852) 2882-4468



                  to the "B" Shareholders:

                  Address:              97 Wattle Street
                                        Punchbowl NSW 2196

                  Attention:            Charles Assaf
                  Facsimile no:         (612) 9796-2728



                  to the Company:

                  Address:              97 Wattle Street
                                        Punchbowl NSW 2196

                  Attention:            Charles Assaf
                  Facsimile no:         (612) 9796-2728

                  Copy to:              Ed Roberto
                  Facsimile No:         (852) 2882 4468

         (iii) signed by the party, or where the sender is a company, by an authorised officer or under the common seal of the sender;

         (iv) sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or facsimile; and

(b) Subject to clause 12(c), without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

         (i)      if sent by hand when left at the address of the recipient;

         (ii) if sent by pre-paid post, 3 days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

         (iii) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient's facsimile number;

         but if a notice is served by hand, or is received by the recipient's facsimile on a day which is not a Business day, or after 5:00 pm on a Business day, the notice is deemed to be duly received by the recipient at 9.00 am on the first Business day after that day.

(c) In the event of a notification under clause 8.1 which is based on the event referred to in paragraph (a) of the definition of "Trigger Event" in this Deed, then such a notice will be deemed received by all the "B"
         Shareholders:

         (i) if sent by hand, when personally served on one of the "B" Directors ; or

         (ii) if sent by pre-paid registered post, when a "B" Director signs a receipt acknowledging his receipt of the notice,

         provided that, notwithstanding anything to the contrary in this Deed, a notice under clause 8.1 shall be deemed received 10 Business days after it is first sent to the "B" Shareholders.

         In the event that a notification under clause 8.1 is given, Asia Online Australia shall, in addition, provide a simultaneous communication to the "B" Shareholders either by email or facsimile, confirming for the benefit of the "B" Shareholders that a formal notice has been despatched in accordance with that clause.

================================================================================
13.      GENERAL PROVISIONS
--------------------------------------------------------------------------------

13.1     INVALID OR UNENFORCEABLE

If a provision of this Deed is invalid or unenforceable in a jurisdiction:

(a) it is read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)      it does not affect the validity or enforceability of:

         (i)      that provision in another jurisdiction; or

         (ii)     the remaining provisions.

13.2     WAIVER AND EXERCISE OF RIGHTS

The waiver provisions in clause 10.11 of the Subscription Agreement apply mutatis mutandis to this Deed.

13.3     AMENDMENT

This Deed may be amended only by a written document signed by all parties.

13.4     COUNTERPARTS

(a) This Deed may be signed in counterparts and all counterparts taken together constitute one document.

(b) Once all counterparts have been executed, each counterpart is an effective instrument.

13.5     FURTHER ASSURANCES

Each party must, at its own expense, whenever requested by another party, promptly do or cause to be done everything reasonably necessary to give full effect to this Deed and the transactions contemplated by this Deed.

13.6     COSTS

Each party must pay its own costs in respect of this Deed and the documents and transactions contemplated by this Deed.

13.7     ASSIGNMENT

A party must not assign, create an interest in or deal in any other way with any of its rights under this Deed without the prior written consent of the other party.

13.8     NON-MERGER

The representations and covenants by the parties in this Deed are continuing and will not merge or be extinguished on Completion and will survive after Completion.

13.9     ENTIRE DEED

This Deed comprises the entire agreement of the parties about the subject matter of this Deed

13.10    RIGHTS CUMULATIVE

The rights, remedies and powers of the parties under this Deed are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.

13.11    CONSENTS AND APPROVALS

A party may give its consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Deed expressly provides otherwise.

13.12    JURISDICTION AND GOVERNING LAW

Each party irrevocably and unconditionally:

(a) submits to the non-exclusive jurisdiction of the courts of the State of New South Wales;

(b) waives any claim or objection based on absence of jurisdiction or inconvenient forum; and.

(c) agrees that a document required to be served in proceedings about this Deed may be served:

         (i) by being delivered to or left at its address for service of notices under clause 12; and

         (ii)     in any other way permitted by law.

13.13    DISPUTE RESOLUTION

If a Dispute arises, except where the party seeks urgent interlocutory relief, a party may not commence any court or arbitration proceedings about the dispute unless it has complied with the following:

(a) a party claiming that the Dispute has arisen must give written notice to the other parties to this contract specifying the nature of the Dispute;

(b) on receipt of the written notice, the parties must endeavour in good faith to resolve the Dispute as soon as possible using informal dispute resolution techniques such as mediation, independent expert evaluation or determination or similar techniques agreed by them; and

(c) if the parties do not agree within 7 days of receipt of the notice (or such further period agreed in writing by them) about:

         (i)      the dispute resolution technique and procedures to be adopted;

         (ii)     the timetable for all steps in those procedures; and

         (iii) the selection of the person responsible for the resolution of the Dispute and that person's compensation;

         the parties must mediate the Dispute under the Mediation Rules of the Law Society of New South Wales and the President of the Law Society of New South Wales or the President's nominee will select the mediator and determine the mediator's compensation. The Company shall be liable to pay the mediator's compensation.

13.14    CONFIDENTIALITY

Subject to clauses 13.15 and 13.16 Asia Online, Asia Online - Australia and the "B" Shareholders (each a "Covenantor" and together with the "Covenantors") must not and must ensure that their officers employees and agents do not during the period of this Deed, and for a period of 12 months after its termination without the prior written consent of the other Covenantors:

(a) disclose any confidential information except in the proper course of the provision of services on behalf of the Company; and

(b) other than as required by the Company, retain, duplicate or remove from the premises of the Company information about the Company or the other Members in whatever form (whether written, or recorded in some other form, or oral) which is supplied by the Company or the other Members to it or which comes to its notice during the period of this Deed

13.15    EXCLUSIONS

(a)      A Covenantor may make disclosures:

         (i) to those of its employees, officers, professional or financial advisers and bankers as the party reasonably thinks necessary to give effect to this Deed but only on a strictly confidential basis; and

         (ii) if required by law, after the form and terms of that disclosure have been notified to the Covenantors and the other Covenantors have had a reasonable opportunity to comment on the form and terms.

(b) The obligations of this clause do not apply to any information which the recipient can reasonably demonstrate:

         (i)      is in the public domain through no fault of its own;

         (ii) is already known to the recipient (as evidenced by its written records) at the date of disclosure and was not acquired directly or indirectly from the disclosing party; or

         (iii) is required to be disclosed by law under a court order, or by any recognised stock exchange or other regulatory body.

13.16    RESTRICTIONS ON ANNOUNCEMENTS

Each of the Covenantors undertakes that it will not (except as required by law or any applicable regulatory body) make any announcement in connection with this Deed unless the other Covenantors have consented to that announcement (which consents may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).

EXECUTED AS A DEED

SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )
ASIA ONLINE-AUSTRALIA PTY LIMITED       )
by its duly authorised representatives: )


/s/ JAMES EGAN                                 /s/ KEVIN H. RANDOLPH
-----------------------------------------      ---------------------------------
Signature of secretary/director                Signature of director


James Egan                                     Kevin H. Randolph
-----------------------------------------      ---------------------------------
Name of secretary/director (please print)      Name of director (please print)


SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )
ASIA ONLINE, LTD.                       )
by its duly authorised representative:  )


/s/ JOHN G. STARK                              /s/ KEVIN H. RANDOLPH
-----------------------------------------      ---------------------------------
Signature of witness                           Signature of authorised
                                               representative


John G. Stark                                  Kevin H. Randolph
-----------------------------------------      ---------------------------------
Name of witness (please print)                 Name of authorised representative
                                               (please print)


SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )
FLEX INFORMATION TECHNOLOGY PTY LTD     )
                                        )
by its duly authorised representatives: )


/s/ CHARLES ASSAF                              /s/ BARRY ASSAF
-----------------------------------------      ---------------------------------
Signature of secretary/director                Signature of director


Charles Assaf                                  Barry Assaf
-----------------------------------------      ---------------------------------
Name of secretary/director (please print)      Name of director (please print)

SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )
MORSE CORPORATION (AUSTRALIA) PTY
LIMITED                                 )
                                        )
by its duly authorised representatives: )


/s/ CHARLES ASSAF                              /s/ BARRY ASSAF
-----------------------------------------      ---------------------------------
Signature of secretary/director                Signature of director


Charles Assaf                                  Barry Assaf
-----------------------------------------      ---------------------------------
Name of secretary/director (please print)      Name of director (please print)

SIGNED SEALED AND DELIVERED             )
for and on behalf of                    )
FLEXIT PTY LTD                          )
                                        )
by its duly authorised representatives: )


/s/ CHARLES ASSAF                              /s/ BARRY ASSAF
-----------------------------------------      ---------------------------------
Signature of secretary/director                Signature of director


Charles Assaf                                  Barry Assaf
-----------------------------------------      ---------------------------------
Name of secretary/director (please print)      Name of director (please print)

                                   SCHEDULE 1

                                "B" SHAREHOLDERS

                          NAME                           PROPORTION
                          ----                           ----------
Flex IT Pty Ltd                                              50%
97 Wattle Street
Punchbowl NSW 2196

Morse Corporation (Australia) Pty Ltd                        50%
97 Wattle Street
Punchbowl NSW 2196